SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2014

ANOTEROS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

609 Deep Valley Drive Suite 200 Rolling Hills Estates, California 90274
(Address of principal executive offices)
(218) 940-2274
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Anoteros, Inc.
Current Report on Form 8-K

Item 3.02. Unregistered Sales of Equity Securities

On April 30, 2014, pursuant to the Settlement Agreement and General Mutual Release entered into by Fredrick D. Petti, the Company, and Antero Payment Solutions, Inc., a subsidiary of the Company, as set froth below, the Company authorized the issuance of 250,000 restricted shares of common stock to Mr. Pettit.  No underwriters were used.  The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2014, in conjunction with the Company’s undertaking to turn-around and revive and restore the business opportunities of the Company, Robert O’Connor resigned as a director of the Company, and from all position as an officer and/or director of Antero Payment Solutions Inc., a subsidiary of the Company.

On April 30, 2014, in conjunction with the Company’s undertaking to turn-around and revive and restore the business opportunities of the Company, Frederick D. Pettit resigned as a director of the Company, and from all position as an officer and/or director of Antero Payment Solutions Inc., a subsidiary of the Company.

On April 25, 2014, for health reasons, Perry Slayton resigned as a director of the Company.

On April 30, 2014, Don Martino age 65 was appointed a Director of the Company, to serve in such capacity until his successor is elected and qualified.  Mr. Martino has owned and operated DMA Inc. for over 30 years. DMA Inc. specializes in direct marketing, payment processing and lead generation services.

With the appointment of Mr. Martino as a director, the current board of directors of the Company is comprised of Blain Burke, Ronald Hudson and Don Martino.

Item 8.01. Other Events

On April 11, 2014, in conjunction with the Company’s undertaking to turn-around and revive and restore the Company’s business opportunities, Michael Lerma, a former officer and director and the Company entered into a Settlement Agreement and General Mutual Release (“Settlement Agreement”) to resolve any uncertainty as to any shares, options or other compensation owing to Mr. Lerma.  Pursuant to the terms and conditions of the Settlement Agreement Mr. Lerma retained the 369,564 shares of the Company’s common stock owned by him, released the Company with regard to any claims for any additional shares, options or other compensation that might have be due Mr. Lerma, and Mr. Lerma, the Company, along with Antero Payment Solutions, Inc., a subsidiary of the Company mutually released each other from any and all claims, demands, obligations or causes of action whatsoever.

On April 15, 2014, in conjunction with the Company’s undertaking to turn-around and revive and restore the Company’s business opportunities, Robert O’Connor, then a director and the Company entered into a Settlement Agreement and General Mutual Release (“Settlement Agreement”) to resolve any uncertainty as to any shares, options or other compensation owing to Mr. O’Connor.  Pursuant to the terms and conditions of the Settlement Agreement, Mr. O’Connor resigned as a director of the Company as set forth above, Mr. O’Connor agreed to return and cancel 3,250,000 shares of the Company’s common stock previously issued to Mr. O’Connor.  Additionally, Mr. O’Connor released the Company with regard to any claims for any additional shares, options or other compensation that might have be due Mr. O’Connor, and Mr. O’Connor, the Company, and Antero Payment Solutions, Inc., a subsidiary of the Company mutually released each other from any and all claims, demands, obligations or causes of action whatsoever.

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On April 30, 2014, in conjunction with the Company’s undertaking to turn-around and revive and restore the Company’s business opportunities, Frederick D. Pettit, then a director and the Company entered into a Settlement Agreement and General Mutual Release (“Settlement Agreement”) to resolve any uncertainty as to any shares, options or other compensation owing to Mr. Pettit.  Pursuant to the terms and conditions of the Settlement Agreement, Mr. Pettit resigned as a director of the Company as set forth above, the Company agreed to issue 250,000 restricted shares of the Company’s common stock Mr. Pettit for his past services as a director of the Company; Mr. Pettit released the Company with regard to any claims for any additional shares, options or other compensation that might have be due Mr. Petitt, and Mr. Pettit, the Company, and Antero Payment Solutions, Inc., a subsidiary of the Company mutually released each other from any and all claims, demands, obligations or causes of action whatsoever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Anoteros, Inc.

Dated: June 17, 2014
By: Blain Burke
Its: President

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